UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2015

bBooth, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55314	46-1669753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1157 North Highland Avenue, Suite C Hollywood, California		90038
(Address of principal executive offices)		(Zip Code)

(855) 250-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 7, 2015, we entered into a Master Services Agreement with American Idol Productions, Inc., (“American Idol”), pursuant to which American Idol will utilize bBooths for potential TV show contestants to record video auditions to be seen by American Idol producers for consideration to be cast on Season XV of the American Idol TV show. We have also agreed that American Idol may utilize our systems to review, sort and communicate with contestants who recorded auditions in the bBooths. In consideration for the foregoing, American Idol has agreed to promote bBooth as an American Idol Season XV audition opportunity with posts on the American Idol website, social media channels and press announcements.  We will also work with American Idol to create promotional video clips, including calls to action featuring past American Idol contestants, to play on the outside screens of the bBooths. In addition, subject to network approval, American Idol may include bBooth audition footage in various audition recap segments for broadcast on-air and online.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2015	bBOOTH, INC. By:“Rory J. Cutaia” Name:Rory J. Cutaia Title:Chairman and Chief Executive Officer